                                                                      EXHIBIT 21

                        Subsidiaries of the Registrant


                                         State or Other
                                         Jurisdiction of        Percentage
                                         Incorporation          Ownership
                                         -------------          ---------
Parent
------

First Federal Bancorporation             Minnesota              N/A


Subsidiary (1)
----------

First Federal Bank                       United States          100%


Subsidiaries of First Federal Bank (1)
----------------------------------

First Federal Service Corporation        Minnesota              100%


--------------------
(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as an exhibit.